EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-118157 and 333-106419) and Form S-8 (File Nos. 333-31223, 333-111034, and 333-106762) of Southwest Gas Corporation of our report dated March 14, 2005 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Los Angeles, California

March 15, 2005